Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-155177) and Forms S-8 (File No. 33-46641, File No. 33-48505, File No. 333-26111 and File No. 333-84170) of Energen Corporation of our report dated February 25, 2011 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

February 25, 2011